Exhibit 24.1
EXTERRAN HOLDINGS, INC.
Power of Attorney
     WHEREAS, Exterran Holdings, Inc., a Delaware corporation (the “Company”), intends to file with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, a registration statement on Form S-8 in connection with the Company’s (i) 2007 Stock Incentive Plan, (ii) Employee Stock Purchase Plan and (iii) Directors’ Stock and Deferral Plan, with such amendment or amendments thereto, whether pre-effective or post-effective, as may be necessary or appropriate, together with any and all exhibits and other documents having relation to such registration statement (the “Registration Statement”);
     NOW, THEREFORE, each of the undersigned, in his or her capacity as a director, officer or both, as the case may be, of the Company, does hereby appoint Stephen A. Snider, J. Michael Anderson and Kenneth R. Bickett, and each of them severally, as his or her true and lawful attorneys with power to act with or without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead in his or her capacity as a director, officer or both, as the case may be, of the Company, the Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto, in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating thereto. Said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys.

     IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of August 20, 2007.

/s/ Gordon T. Hall		/s/ Stephen A. Snider

Name:	Gordon T. Hall	Name:	Stephen A. Snider
Title:	Chairman	Title:	Director, President and
Chief Executive Officer

/s/ Kenneth R. Bickett

Name:	J. Michael Anderson	Name:	Kenneth R. Bickett
Title:	Senior Vice President and	Title:	Vice President and
	Chief Financial Officer		Corporate Controller

/s/ Janet F. Clark		/s/ Ernie L. Danner

Name:	Janet F. Clark	Name:	Ernie L. Danner
Title:	Director	Title:	Director

/s/ Uriel E. Dutton		/s/ J.W. G. “Will” Honeybourne

Name:	Uriel E. Dutton	Name:	J.W.G. “Will” Honeybourne
Title:	Director	Title:	Director

/s/ John E. Jackson		/s/ Peter H. Kamin

Name:	John E. Jackson	Name:	Peter H. Kamin
Title:	Director	Title:	Director

/s/ William C. Pate		/s/ Stephen M. Pazuk

Name:	William C. Pate	Name:	Stephen M. Pazuk
Title:	Director	Title:	Director